UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Knoll, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Additional Information Regarding Annual Meeting of Stockholders

The following press release, dated April 14, 2020, relates to the definitive proxy statement (“Proxy Statement”) of Knoll, Inc. (the “Corporation”), dated March 31, 2020, furnished to stockholders of the Corporation in connection with the solicitation of proxies by the board of directors of the Corporation for use at the annual meeting of stockholders to be held on May 5, 2020 at 8:30 A.M. Eastern Time.

This supplement is being filed with the Securities and Exchange Commission to provide notice of a change of location of the 2020 annual meeting and is being made available to stockholders on or about April 14, 2020.

This supplement should be read in conjunction with the proxy statement.

Important Notice Regarding the Availability of Proxy Materials for
the Stockholders Meeting to Be Held on May 5, 2020:
The proxy statement and annual report to stockholders are available at www.edocumentview.com/KNL

Knoll, Inc. Announces Virtual Format for its

2020 Annual Meeting of Stockholders

East Greenville, Pa., April 14, 2020 — Due to the emerging and continuing health and safety considerations from the coronavirus outbreak (“COVID-19”), the Board of Directors (the “Board”) of Knoll, Inc. (the “Corporation”) (NYSE:KNL), today announced that the Corporation’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”), which is scheduled to take place on Tuesday, May 5, 2020 at 8:30 A.M, will be held solely over the web in a virtual-only format.

The Corporation urges its stockholders of record to utilize the 2020 Annual Meeting proxy voting system available for record holders at envisionreports.com/knl and its stockholders who hold in “street name” to follow the 2020 Annual Meeting voting instructions provided by their broker or custodian.  Please note that the previously distributed Notice of Internet Availability of Proxy Materials, and Proxy Card may still be used to vote shares in connection with the 2020 Annual Meeting.

Stockholders at the close of business on the record date, March 16, 2020, are entitled to attend and vote at the 2020 Annual Meeting.  Stockholders can access the virtual format of the meeting at www.meetingcenter.io/293422984 with the password KNL2020 by entering their 15-digit voting control number (“control number”).  Stockholders who hold shares in “record” form can find their control number on their Proxy Card or Notice of Internet Availability of Proxy Materials.  Stockholders who hold the Corporation’s shares in “street name” through a broker or custodian must register in advance with the Corporation’s transfer agent, Computershare, in order to obtain a control number and access the virtual format of the meeting.  To register, such Stockholders must submit to Computershare their name, email address and proof of proxy power (legal proxy) reflecting their KNL holdings, and must also include “KNL Legal Proxy” in the subject or address line of the registration request.  Registration requests should be sent to Computershare via email at legalproxy@computershare.com, or via U.S. mail at Computershare, KNL Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.  Requests for registration must be received by Computershare no later than 5:00 p.m. Eastern Time on Thursday, April 30, 2020, (3 business days prior to the meeting).  Stockholders will receive a confirmation of their registration by email from Computershare with a control number to be used to access the meeting at www.meetingcenter.io/293422984  with the password KNL2020.  Any questions regarding the virtual format of the meeting, or how to access it, should be directed to Computershare at (877) 373-6374.

As the Corporation and the Board continue to monitor and assess efforts to limit the impact of COVID-19, all future updates pertaining to the Corporation’s COVID-19 response in relation to the 2020 Annual Meeting will be found in subsequent press releases and our filings with the U.S. Securities Exchange Commission (the “SEC”).

About Knoll

Knoll, Inc. is a constellation of design-driven brands and people, working together with our clients to create inspired modern interiors.  Our internationally recognized portfolio includes furniture, textiles, leathers, lighting, accessories, and architectural and acoustical elements.  Our brands — Knoll Office, KnollStudio, KnollTextiles, KnollExtra, Spinneybeck |

FilzFelt, Edelman Leather, HOLLY HUNT, DatesWeiser, Muuto, and Fully — reflect our commitment to modern design that meets the diverse requirements of high-performance workplaces and luxury interiors.  A recipient of the National Design Award for Corporate and Institutional Achievement from the Smithsonian’s Cooper-Hewitt, National Design Museum, Knoll, Inc. is aligned with the U.S. Green Building Council and the Canadian Green Building Council and can help organizations achieve the Leadership in Energy and Environmental Design (LEED) workplace certification.  Our products can also help clients comply with the International Living Future Institute to achieve Living Building Challenge Certification, and with the International WELL Building Institute to attain WELL Building Certification.  Knoll, Inc. is the founding sponsor of the World Monuments Fund Modernism at Risk program.

Contacts

Investors:

Charles Rayfield
Senior Vice President and Chief Financial Officer
Tel 215 679-1703
crayfield@knoll.com

Media:

David E. Bright
Senior Vice President, Communications
Tel 212 343-4135
dbright@knoll.com